UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934
HCF Acquisition LLC
(Exact name of registrant as specified in its charter)

Delaware	80-0414165

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NexBank Tower, 13455 Noel Road, Suite 800, Dallas, Texas	75240

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 877-665-1278
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:
Class A Membership Units

(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
EXPLANATORY NOTE
HCF Acquisition LLC is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on a voluntary basis to provide current public information to the investment community and to permit it to file an election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). In this Registration Statement, the “Company,” “we,” “us,” and “our” refer to HCF Acquisition LLC.
Once this Registration Statement is deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.
Concurrently with the filing of this Registration Statement, we have filed an election to be regulated as a business development company under the 1940 Act. Upon filing of such election, we became subject to the 1940 Act requirements applicable to business development companies.
FORWARD-LOOKING STATEMENTS
Some of the statements in this Registration Statement constitute forward-looking statements, which relate to future events or the future performance or financial condition of the Company. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:
☐	our business prospects and the prospects of our portfolio companies;

☐	the impact of investments that we expect to make;

☐	our contractual arrangements and relationships with third parties; and

☐	the dependence of our future success on the general economy and its impact on the industries in which we invest.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “could,” “estimates,” “potential,” “continue,” “target,” or the negative of these terms or other similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason. We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission (“SEC”).
SUMMARY
The following summary contains basic information about this Registration Statement. It may not contain all the information that is important to an investor. For a more complete understanding of this Registration Statement, we encourage you to read this entire Registration Statement and the documents that are referred to in this Registration Statement, together with any accompanying supplements.
In this Registration Statement, unless otherwise indicated, the “Company”, “we”, “us” or “our” refer to HCF Acquisition LLC.

Item 1. Business.
HCF Acquisition LLC (the “Company”) is a newly-organized, non-diversified closed-end company that immediately after the filing of this Registration Statement will file an election to be treated as a business development company under the Investment Company Act of 1940 (the “Act”). The Company was formed as a Delaware limited liability company on April 28, 2009 and is a wholly owned subsidiary of Highland Credit Strategies Fund (the “Sole Member”), a Delaware statutory trust.
The Company was formed for the purpose of participating in a reorganization involving the Sole Member, the Company and Highland Distressed Opportunities, Inc. (the “Acquired Fund”), a Delaware corporation (the “Reorganization”).
Pursuant to the Reorganization, Acquired Fund will merge with and into the Company (the “Merger”), with the Company being the surviving entity, and the separate corporate existence of Acquired Fund shall cease promptly thereafter. Common stockholders of Acquired Fund will receive shares of beneficial interest, with $0.001 par value, of the Sole Member (the “Merger Shares”) (and cash in lieu of any fractional shares) having an aggregate net asset value equal to the value of assets of Acquired Fund on the date of the Merger less the value of the liabilities of Acquired Fund on such date.
Shortly after the Merger, the Company will distribute its assets to the Sole Member, and the Sole Member will assume the liabilities of the Company, in complete liquidation and dissolution of the Company. Shortly thereafter, the Company will withdraw its election as a business development company.
Employees
We do not have and do not intend to have any employees. The Company will be managed by the Board of Managers.
Available Information
We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act. It is expected that the Company will terminate before it is required to file any annual or quarterly reports.
Shareholders and the public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (www.sec.gov) that contains such information.
Custodian
Our securities will be held under a custody agreement by PFPC Trust Company. The address of the custodian is 8800 Tinicum Boulevard, Philadelphia, PA 19153.
Item 1A. Risk Factors.
The risks the Company faces are not limited to those in this section. There may be additional risk and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the Company.
We have no operating history.
The Company was formed for the sole purpose of participating in the Reorganization.

If certain of our investments are deemed not to be qualifying assets, we could be deemed to be in violation of the 1940 Act, in which case we may not qualify to be treated as a business development company.
In order to maintain our status as a business development company, we must not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. There is a risk that certain investments that we intend to make would not be deemed to be qualifying assets. If certain of our investments are deemed to not be qualifying assets under such definition we could be precluded from investing in the manner described in this prospectus or deemed to be in violation of the 1940 Act.
Any failure on our part to maintain our status as a business development company would reduce our operating flexibility.
Upon approval of a majority of our members, we may elect to withdraw our status as a business development company. If we decide to withdraw our election, or if we otherwise fail to qualify as a business development company, we may be subject to the substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with such regulations would significantly increase our costs of doing business and correspondingly decrease our operating flexibility.
Risk of investing in a company with anti-takeover provisions.
The Company’s Amended and Restated Limited Liability Company Agreement includes provisions that could limit the ability of other entities or persons to acquire control of the Company or convert the Company to open-end status.
Highland Credit Strategies Fund owns 100% of our outstanding Class A Membership Units and thus has voting control over all matters pertaining to the Company.
By reason of its percentage ownership, Highland Credit Strategies Fund has control over all matters submitted for member approval, which include the election of managers, amendments to our limited liability company agreement and approval of significant corporate actions.
Item 2. Financial Information.
We only recently commenced operations and our operations to date have consisted solely of organization matters and capital formation. As of the date of this Registration Statement, we have made no investments in any portfolio company.
Quantitative and Qualitative Disclosures about Market Risk
We are subject to financial market risks, including changes in interest rates. As part of the Reorganization we will acquire by operation of law the investments of the Acquired Fund. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board of Managers. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.
Item 3. Properties.
Not applicable.
Item 4. Security Ownership of Certain Beneficial Owners and Management.

	Name and Address of Beneficial	Amount and Nature of
Title of Class	Owner	Beneficial Ownership	Percent of Class
Class A Membership Units	Highland Credit Strategies Fund	100	100%
	NexBank Tower
	13455 Noel Road, Suite 800,
	Dallas, Texas 75240

Item 5. Directors and Executive Officers.
MANAGEMENT OF THE COMPANY
Our business and affairs are managed under the direction of our Board of Managers. Our Board of Managers currently consists of five Managers. The Board of Managers elects our officers, who serve at the Board’s discretion.
Board of Managers and Officers
The Board of Managers is responsible for the overall management of the Company. The officers of the Company assist in conducting the Company’s day-to-day operations. The officers are directly responsible to the Board, which sets broad policies for the Company and chooses its officers. The following is a list of the Board members and officers of the Company and their present positions and principal occupations during the past five years. The business address of the Board members and officers is NexBank Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240 unless specified otherwise below.

				Number of
				Portfolios in
				Highland Fund	Other
	Position	Term of Office		Complex	Directorships/
Name and	with the	and Length of	Principal Occupation(s)	Overseen by	Directorships
Age	Company	Time Served(1)	During Past Five Years	Manager(2)	Held
Timothy Hui (Age 60)	Manager	Manager since June 2, 2009.	Vice President since February 2008, Dean of Educational Resources from July 2006 to January 2008, Assistant Provost for Graduate Education from July 2004 to June 2006, and Assistant Provost for Educational Resources, July 2001 to June 2004 at Philadelphia Biblical University.	7	None

Scott Kavanaugh (Age 48)	Manager	Manager since June 2, 2009.	Vice-Chairman, President and Chief Operating Officer at Keller Financial Group since September 2007; Chairman and Chief Executive Officer at First Foundation Bank since September 2007; Private investor since February 2004; Sales Representative at Round Hill Securities from March 2003 to January 2004; Executive at Provident Funding Mortgage Corporation from February 2003 to July	7	None

				Number of
				Portfolios in
				Highland Fund	Other
	Position	Term of Office		Complex	Directorships/
Name and	with the	and Length of	Principal Occupation(s)	Overseen by	Directorships
Age	Company	Time Served(1)	During Past Five Years	Manager(2)	Held

2003; Executive Vice President, Director and Treasurer at Commercial Capital Bank from January 2000 to February 2003; Managing Principal and Chief Operating Officer at Financial Institutional Partners Mortgage Company and Managing Principal and President of Financial Institutional Partners, LLC (an investment banking firm) from April 1998 to February 2003.

James F. Leary (Age 78)	Manager	Manager since June 2, 2009.	Managing Director, Benefit Capital Southwest, Inc. (a financial consulting firm) since January 1999.	7	Board Member of Capstone Group of Funds (7 portfolios).

Bryan A. Ward (Age 53)	Manager	Manager since June 2, 2009.	Senior Manager, Accenture, LLP (a consulting firm) since January 2002.	7	None.

R. Joseph Dougherty (Age 38)	Chief Executive Officer and President; Manager and Chairman of the Board	Manager since June 2, 2009.	Team Leader of Highland Asset Management, L.P. (an investment adviser) since 2000, Trustee/Director of the funds in the Highland Fund Complex since 2004 and President and Chief Executive Officer of the funds in the Highland Fund Complex since December 2008; Senior Vice President of the funds in the Highland Fund Complex from 2004 to December 2008.	7	None.

(1)
After a Manager’s initial term, each Manager is scheduled to serve a three-year term concurrent with the class of Managers with which he serves. Messrs. Leary and Ward, as Class I Managers, are scheduled to stand for re-election in 2010; Messrs. Hui and Kavanaugh, as Class II Managers, are expected to stand for re-election in 2011; and Mr. Dougherty, the sole Class III Manager, is scheduled to stand for re-election in 2012. However, it is expected that the Company will liquidate prior to the conclusion of any Manager’s term.

(2)
The Highland Fund Complex consists of all of the registered investment companies advised by Highland Asset Management, L.P. as of the date of this Registration Statement. In addition, each Manager oversees Highland

Distressed Opportunities Fund, Inc., a closed-end company that has filed an election to be regulated as a business development company under the Investment Company Act.
Executive Officers
The business address of each Officer is NexBank Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

Term of Office and
Name and	Position with	Length of Time
Age	the Company	Served	Principal Occupation(s) During Past Five Years
R. Joseph Dougherty (Age 38)	Chief Executive Officer and President	Indefinite Term and Officer since April 28, 2009.
Team Leader of Highland Asset Management, L.P. since 2000, Trustee/ Director of the funds in the Highland Fund Complex since 2004 and President and Chief Executive Officer of the funds in the Highland Fund Complex since December 2008; Senior Vice President of the funds in the Highland Fund Complex from 2004 to December 2008.

Brad Borud (Age 37)	Executive Vice President	Indefinite Term and Officer since April 28, 2009.
Senior Trader and Chief Investment Officer — Retail Products of the Highland Asset Management, L.P. since April 2008 and Executive Vice President of the funds in the Highland Complex since December 2008; Senior Trader and Co-Director of Portfolio Management of the Highland Asset Management, L.P. from 2003 to March 2008.

M. Jason Blackburn (Age 32)	Chief Financial Officer, Treasurer and Secretary	Indefinite Term and Officer since April 28, 2009.	Assistant Controller of Highland Asset Management, L.P. since November 2001; Treasurer and Secretary of the funds in the Highland Fund Complex.

Michael Colvin (Age 39)	Chief Compliance Officer	Indefinite Term and Officer since April 28, 2009.
General Counsel and Chief Compliance Officer of Highland Asset Management, L.P. since June 2007 and Chief Compliance Officer of the funds in the Highland Fund Complex since July 2007; Shareholder in the Corporate and Securities Group at Greenberg Traurig, LLP from January 2007 to June 2007; Partner in the Private Equity Practice Group at Weil, Gotshal & Manges, LLP from January 2003 to January 2007.

Item 6. Executive Compensation.
The executive officers of the Company and the Managers, all of whom are “interested persons” (as defined in the 1940 Act), receive no direct remuneration from the Company.
Compensation Committee Interlocks and Insider Participation
We do not currently have a standing compensation committee because the Company does not directly compensate its executive officers. Mr. R. Joseph Dougherty, which is the Chief Executive Officer, President, Manager and Chairman of the Board, serves as an executive officer and a member of the Boards of Trustees of all of the registered investment companies advised by Highland Asset Management, L.P., which do not have a separate compensation committee. Furthermore, Mr. Dougherty serves as an executive officer and a member of the Board of Directors of Highland Distressed Opportunities, Inc., a business development company which has a separate Compensation Committee.

Item 7. Certain Relationships and Related Transactions, and Director Independence.
Transactions with Related Parties
The Company was formed for the purpose of participating in a reorganization involving the Sole Member, a Delaware statutory trust and its sole member, the Company and the Acquired Fund, a Delaware corporation (the “Reorganization”).
Pursuant to the Reorganization, Acquired Fund will merge with and into the Company (the “Merger”), with the Company being the surviving entity, and the separate corporate existence of Acquired Fund shall cease promptly thereafter. Common stockholders of Acquired Fund will receive shares of beneficial interest, with $0.001 par value, of the Sole Member (the “Merger Shares”) (and cash in lieu of any fractional shares) having an aggregate net asset value equal to the value of assets of Acquired Fund on the date of the Merger less the value of the liabilities of Acquired Fund on such date. At December 31, 2008 the Acquired Fund had net assets of $60.6 million and the Sole Member had net assets of $361.2 million. Shortly after the Merger, the Company will distribute its assets to the Sole Member, and Sole Member will assume the liabilities of the Company, in complete liquidation and dissolution of the Company.
Director Independence
The Company’s Class A Membership Units will not be traded on any stock exchange or any inter-dealer quotation system. As a result, no standards relating to manager independence or the makeup of committees with independent managers are imposed on the Company. The Company believes that Timothy Hui, Scott Kavanaugh, James F. Leary and Bryan A. Ward are independent under the New York Stock Exchange’s (the “NYSE”) rules and standards applicable to business development companies trading on the NYSE, for purposes of which a manager of a business development company is considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. In addition, for purposes of this Registration Statement the Company is considering R. Joseph Dougherty to be an interested person because he is the President and Chief Executive Officer of Highland Credit Strategies Fund, the Company’s sole Member (the “Sole Member”) and because of his position with the Sole Member’s investment adviser.
Item 8. Legal Proceedings.
We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
Market Information
There is currently no public market for our Class A Membership Units. Our Class A Membership Units are not listed, and we do not intend to list them, on any securities exchange or inter-dealer quotation system at the present time. None of our Class A Membership Units are subject to outstanding options or warrants to purchase, or securities convertible into, Class A Membership Units. None of our Class A Membership Units is being, or has been publicly proposed to be, publicly offered. The common shares the Sole Member are listed on the NYSE.
Holders
As of the date of this Registration Statement, the Sole Member holds all of the outstanding Class A Membership Units.
Dividends
Our Board of Managers will determine the payment of any distributions to members, but does not currently intend to make such distributions.

Equity Compensation Plans
The Company currently does not have any equity compensation plans.
Item 10. Recent Sales of Unregistered Securities.
On June 2, 2009, 100 Class A Membership Units were issued to the Sole Member for an aggregate amount of $1. These Class A Membership Units were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, to a sophisticated investor.
Item 11. Description of Registrant’s Securities to be Registered.
Class A Membership Units
The Company is authorized to issue Class A Membership Units, which have no conversion, preemptive or other subscription rights. As of June 2, 2009 there were 100 Class A Membership Units outstanding. Holders of Class A Membership Units have one vote in respect of each unit of membership interest held by such holder on the books of the Company for the election of members of the Board of Managers and on all other matters submitted to a vote of Members of the Company. Holders of Class A Membership Units are entitled to receive, when, as and if declared by the Board of Managers, out of the assets of the Company legally available therefor, distributions payable either in cash, in property or in Units. In the event of a liquidation, dissolution or winding up of the affairs of the Company, holders of Class A Membership Units shall be entitled, unless otherwise provided by law or this Agreement, to receive all of the remaining assets of the Company of whatever kind available for distribution to Members ratably in proportion to the number of Class A Membership Units held by them respectively.
The Board of Managers of the Company is comprised of five managers and such Board of Managers is divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. The term of office of managers is as set forth in response to Item 5 above.
Anti-Takeover Provisions
The Company’s Amended and Restated Limited Liability Agreement includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of its Board of Managers (the “Board”). The following summary of the provision is provided for informational purposes only and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Limited Liability Agreement and By-Laws attached as Exhibits hereto.
The Board is divided into three classes, with the term of one class expiring at each annual meeting of members. At each annual meeting, one class of Board members is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board. A Board member may be removed from office for cause by the action of the holders of at least 75% of then outstanding units entitled to vote for the election of the respective Board member.
In addition, the Company’s Amended and Restated Limited Liability Agreement requires the favorable vote of a majority of the Managers followed by the favorable vote of the holders of at least 75% of the outstanding units of each affected class of the Company, voting separately as a class, to approve, adopt or authorize certain transactions with Principal Members (as defined below), unless 80% of the Managers have by resolution approved a memorandum of understanding with the Principal Member with respect to and substantially consistent with such transaction, in which case approval by “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Company, with each class of units voting together as a single class, unless otherwise required, will be required. For purposes of these provisions, a Principal Member refers to any person (as defined in the Company’s Amended and Restated Limited Liability Agreement) who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 10% or more of the outstanding units of the Company.

The Principal Member transactions subject to these special approval requirements are: the merger or consolidation of the Company or any subsidiary of the Company with or into any Principal Member; the issuance of any securities of the Company to any Principal Member for cash, except pursuant to any automatic dividend reinvestment plan; the sale, lease or exchange of all or any substantial part of the assets of the Company to any Principal Member, except assets having an aggregate fair market value of less than 5% of the total assets of the Company, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or the sale, lease or exchange to the Company or any subsidiary of the Company, in exchange for securities of the Company, of any assets of any Principal Member, except assets having an aggregate fair market value of less than 5% of the total assets of the Company, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.
To convert the Company to an investment company, to liquidate and dissolve the Company, to merge or consolidate the Company with any entity in a transaction as a result of which the governing documents of the surviving entity do not contain substantially the same anti-takeover provisions as those included in the Certificate or to amend any of the provisions discussed herein, the Company’s Amended and Restated Limited Liability Agreement requires the approval of (i) the holders of at least 80% of the then outstanding units, voting together as a single class, or (ii) at least (A) a majority of the “continuing managers” (as defined in the Amended and Restated Limited Liability Agreement) and (B) the holders of at least 75% of the then outstanding units entitled to vote generally in the election of managers, voting together as a single class.
For purposes of calculating “a majority of the outstanding voting securities” under the Company’s Amended and Restated Limited Liability Agreement, each class of units of the Company will vote together as a single class, except to the extent required by the 1940 Act or the Company’s Amended and Restated Limited Liability Agreement, with respect to any class of units. If a separate class vote is required, the applicable proportion of units of the class, voting as a separate class, also will be required.
Item 12. Indemnification of Directors and Officers.
Article XVII of the Registrant’s Amended and Restated Limited Liability Agreement provides as follows:
Section 17.1. The Company shall indemnify its managers and officers (all of the foregoing persons being referred to collectively as “Indemnified Parties” and individually as an “Indemnified Party”) to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a manager or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any Indemnified Party (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Managers. The right to indemnification conferred by this Article XVII shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
Section 17.2. The Company may, to the extent authorized from time to time by the Board of Managers, provide rights to indemnification and to the advance of expenses to employees and agents of the Company similar to those conferred in this Article XVII to the Indemnified Parties.
Section 17.3. The rights to indemnification and to the advance of expenses conferred in this Article XVII shall not be exclusive of any other right that any person may have or hereafter acquire under this Agreement, the resolutions of the Company, any statute, agreement, vote of Members or disinterested managers or otherwise; provided, however, that the indemnification under this Article XVII shall be recoverable only from the assets of the Company and not from any assets of the Member.
Section 17.4. The rights to indemnification and to the advance of expenses conferred in this Article XVII shall be subject to the requirements of the 1940 Act to the extent applicable.

Section 17.5. Any repeal or modification of this Article XVII by the Members of the Company shall not adversely affect any rights to indemnification and to the advance of expenses of a manager or officer of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
Item 13. Financial Statements and Supplementary Data.
We only recently commenced operations and our operations to date have consisted solely of organization matters and capital formation. Therefore, the Company does not currently have Financial Statements.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
There have been no changes to or disagreements with accountants on accounting or financial disclosure of the Company.
Item 15. Financial Statements and Exhibits.
(a) Financial Statements.
We only recently commenced operations and our operations to date have consisted solely of organization matters and capital formation. Therefore, the Company does not currently have Financial Statements.
(b) Exhibits.
(2) Form of Agreement and Plan of Merger and Liquidation (filed herewith).
(3)(i)(a) Certificate of Formation (filed herewith).
(3)(i)(b) Amended and Restated Limited Liability Company Agreement (filed herewith).
(3)(ii) By-laws (filed herewith).
(4) Not applicable.
(9) Not applicable.
(10) Not applicable.
(11) Not applicable.
(12) Not applicable.
(16) Not applicable.
(21) Not applicable.
(24) Not applicable.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HCF Acquisition LLC
Date: June 10, 2009	/s/ R. Joseph Dougherty
R. Joseph Dougherty
Chief Executive Officer and President

Exhibit Index

(2)	Form of Agreement and Plan of Merger and Liquidation.

(3)(i)(a)	Certificate of Formation.

(3)(i)(b)	Amended and Restated Limited Liability Company Agreement.

(3)(ii)	By-laws.